UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2012

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01    OTHER EVENTS

South Carolina Electric & Gas Company (SCE&G) entered into an underwriting agreement dated July 10, 2012 (the “Underwriting Agreement”), between SCE&G and BB&T Capital Markets, a division of Scott and Stringfellow, LLC, Mizuho Securities USA Inc. and Wells Fargo Securities, LLC, individually and acting as representatives for the underwriters named therein, related to the sale of $250 million of SCE&G's First Mortgage Bonds, 4.350% Series due February 1, 2042 (the “Bonds”).

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement (File No. 333-163075-01) relating to the offering of the Bonds. A copy of the Underwriting Agreement is filed as Exhibit 1.01, an opinion of Ronald T. Lindsay, Esq. relating to the Bonds, is filed as Exhibit 5.01, the consent of Ronald T. Lindsay, Esq. is filed as Exhibit 23.01, and certain information relating to Item 14 - "Other Expenses of Issuance and Distribution", relating to Registration Statement (File No. 333-163075-01) is filed as Exhibit 99.01.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
Exhibit
1.01
Underwriting Agreement dated July 10, 2012 between South Carolina Electric & Gas Company, BB&T Capital Markets, a division of Scott and Stringfellow, LLC, Mizuho Securities USA Inc. and Wells Fargo Securities, LLC, individually and acting as representatives for the underwriters named therein (Filed herewith).

	5.01	Opinion of Ronald T. Lindsay, Esq., relating to the Bonds (Filed herewith).

	23.01	Consent of Ronald T. Lindsay, Esq. (Filed as a part of opinion filed as Exhibit 5.01).

	99.01	Information Relating to Item 14 - Other Expenses of Issuance and Distribution, relating to Registration Statement (File No. 333-163075-01) (Filed herewith).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

South Carolina Electric & Gas Company
(Registrant)

July 11, 2012	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller